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Exhibit 21.1

LIST OF SUBSIDIARIES OF GFI GROUP INC.

Name of Subsidiary	Jurisdiction of Formation
GFInet inc.	Delaware
GFI Group LLC	New York
Fenics Software Inc.	Delaware
GFI Brokers LLC	Delaware
Interactive Ventures LLC	Delaware
GFI (HK) Securities LLC	New York
GFI Securities LLC	New York
Amerex Brokers LLC	Delaware
Trayport Inc.	Delaware
GFI Holdings Limited	United Kingdom
GFI Brokers Limited	United Kingdom
GFI Securities Limited	United Kingdom
GFInet Europe Limited	United Kingdom
Fenics Limited	United Kingdom
Fenics Software Limited	United Kingdom
dVega Limited	United Kingdom
GFInet Europe Limited	United Kingdom
GFInet UK Limited	United Kingdom
GM Capital Markets Limited	United Kingdom
Christopher Street Capital Limited	United Kingdom
Century Chartering (U.K.) Ltd	United Kingdom
GFI TP Limited	United Kingdom
Trayport Limited	United Kingdom
GFI Group Pte. Limited	Singapore
GFI (HK) Brokers Limited	Hong Kong
GFI Advisory (China) Co. Limited	China
GFI Brokers (SA) (PTY) Limited	South Africa
Amerex Brokers Canada, Inc.	Canada
GFI TP Holdings Pte. Ltd.	Singapore
GFI Korea Money Brokerage Limited	Korea
GFI Brokers (Chile) Agentes De Valores SpA	Chile

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  Exhibit 21.1